SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2012

CLIFTON SAVINGS BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

United States	0-50358	34-1983738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1433 Van Houten Avenue, Clifton, New Jersey 07015
(Address of principal executive offices) (Zip Code)

(973) 473-2200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition

On May 9, 2012, Clifton Savings Bancorp, Inc. (the “Company”) issued a press release announcing its financial results for the quarter and year ended March 31, 2012.  A copy of the Company’s press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01   Other Events

On May 9, 2012, the Company issued a press release announcing that that it will pay a cash dividend of $0.06 per share for the quarter ended March 31, 2012. The dividend will be payable on June 8, 2012 to shareholders of record, including Clifton MHC, on May 25, 2012.  As a result of new restrictions recently implemented by the Board of Governors of the Federal Reserve System, Clifton MHC was unable to waive its receipt of dividends declared by the Company for the quarter ended March 31, 2012.  A copy of the Company’s press release is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01   Financial Statements and Other Exhibits

      (d)             Exhibits

Number                         Description

99.1                                Press Release dated May 9, 2012

99.2                                Press Release dated May 9, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CLIFTON SAVINGS BANCORP, INC.

Date: May 11, 2012	By:	/s/ John A. Celentano, Jr.
John A. Celentano, Jr.
Chairman of the Board and Chief Executive Officer